EXHIBIT A

Agreement of Joint Filing

The undersigned hereby agree that a single Form 3 (or any amendment thereto) relating to the common stock of the Issuer shall be filed on behalf of each of the undersigned and that this Agreement shall be filed as an exhibit to such Form 3.

Date: April 22, 2019

Global Life Bioventure V, S.à r.l.

By:	/s/ Richard Lim
Name:	Richard Lim
Title:	Class A Manager

By:	/s/ Matthijs Bogers
Name:	Matthijs Bogers
Title:	Class B Manager

Omega Fund V, L.P.

By:	Omega Fund V GP, L.P.
Its:	General Partner

By:	Omega Fund V GP Manager, Ltd.
Its:	General Partner

By:	/s/ Richard Lim
Name:	Richard Lim
Title:	Director

Omega Fund V GP, L.P.

By:	Omega Fund V GP Manager, Ltd.
Its:	General Partner

By:	/s/ Richard Lim
Name:	Richard Lim
Title:	Director

Omega Fund V GP Manager, Ltd.

By:	/s/ Richard Lim
Name:	Richard Lim
Title:	Director

Richard Lim

By:	/s/ Richard Lim
Name:	Richard Lim

Otello Stampacchia

By:	/s/ Otello Stampacchia
Name:	Otello Stampacchia

Claudio Nessi

By:	/s/ Claudio Nessi
Name:	Claudio Nessi

Anne-Mari Paster

By:	/s/ Anne-Mari Paster
Name:	Anne-Mari Paster